EXHIBIT 99
FORM 3 JOINT FILER INFORMATION
Names of Joint Filers:
Canaan VIII L.P.
Canaan Partners VIII LLC

Address of Joint Filers:
c/o Canaan Partners
285 Riverside Avenue, Suite 250
Westport, CT 06880

Designated Filer:
Canaan VIII L.P.

Issuer and Ticker Symbol:
Cardlytics, Inc. [CDLX]
Date of Event:
February 8, 2018

Signatures of Joint Filers:
Canaan VIII L.P.
  By: Canaan Partners VIII LLC, its General Partner
   By: /s/ Janine MacDonald
        Attorney-in-Fact
Canaan Partners VIII LLC
 By: /s/ Janine MacDonald
        Attorney-in-Fact

ACTIVE/94225454.2